STOCK PLEDGE AND ESCROW AGREEMENT


AGREEMENT, dated as of December 1, 2003, between those individually identified on Schedule R-1 (collectively and individually "Pledgee" and/or "Seller"), being all of the shareholders of SubContracting Concepts, Inc., a New York corporation ("SCI"), SubContracting Concepts, Inc., a Connecticut corporation ("SCI-CN") and SCI Two-Wheel, Inc., a Georgia corporation ("SCI-GA" and together with SCI and SCI-CN individually and collectively the "Company"), Universal Express, Inc., a Nevada corporation collectively hereinafter referred to as "Pledgor" or "Purchaser"), and Scott Reid, Esq. having an office at Lemery Greisler LLC, 10 Railroad Place, Saratoga Springs, New York 12866 (hereinafter referred to as "Escrow Agent")

                              W I T N E S S E T H:

           WHEREAS, EACH Pledgee have sold his Ownership Interest in the Company as defined in the Stock Purchase Agreement of even date herewith between the Pledgee, Pledgor and the Company (the "SPA"); and

WHEREAS, Pledgor is obligated to the Pledgee in accordance with the terms of the SPA, including, but not limited to an obligation to make additional consideration payments (including the issuance of Buyer Shares) under section 1.3.2, thereof and to issue 5,000,000 Buyer Shares to the Pledgee in accordance with the terms of section 1.3.1.2 thereof (such obligations being collectively referred to herein as the "SPA Obligation"); and

           WHEREAS, in order to induce Pledgee to enter into the SPA and accept the SPA Obligation as consideration for the delivery of the Seller Shares including the Seller Shares as set forth in the whereas clause(s) of the SPA, Pledgor has agreed to pledge all shares of stock issued to the Pledgor in connection with its acquisition of the Seller Shares, including the following shares of stock: (i) 200 shares of common stock of SCI TWO-WHEEL, INC., a Georgia corporation, represented by certificate(s) numbered 13; (ii) 5000 shares of common stock of SUBCONTRACTING CONCEPTS, INC., a Connecticut corporation, represented by certificate(s) numbered 10; and (iii) 200 shares of common stock of SUBCONTRACTING CONCEPTS, INC., a New York corporation, represented by certificate(s) numbered 8 (collectively the "Escrow Interests") to the Pledgee to secure the SPA Obligations;

                  NOW THEREFORE, in consideration of Ten Dollars, and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

           1. PLEDGE OF THE SHARES. Pledgor hereby pledges, hypothecates, assigns and transfers the Escrow Interests to Pledgee and hereby grants to Pledgee a lien on and security interest in the Escrow Interests to secure the full and prompt payment of the SPA Obligation.

           2. PLEDGOR'S REPRESENTATIONS AND WARRANTIES. Pledgor hereby represents and warrants to Pledgee that:




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           (a) There are no restrictions upon the transfer of any of the Escrow
           Interests, other than may appear on the face of the certificates, and Pledgor has the right to transfer the Escrow Interests free of any encumbrance without the consent of any person or entity.

           (b) Pledgor has the power to execute, deliver and perform the provisions of this Agreement and all instruments and documents delivered or to be delivered pursuant hereto, and has taken or caused to be taken all necessary or appropriate actions to authorize the execution, delivery and performance of this Agreement and all such instruments and documents.

           (c) Pledgor is the legal and equitable owner of the Escrow Interests, free and clear of all security interests, liens, claims and encumbrances of every kind and nature.

           (d) There are no actions, suits, proceedings (including proceedings by or before any arbitrator or administrative agency) or claims pending or, to the Pledgor's knowledge, threatened against or affecting the Pledgor that relate to the transactions contemplated by this Agreement.

           (b) The pledge, assignment and delivery of the Escrow Interests creates a valid lien on, and perfected security interest in, such Escrow Interests and the proceeds thereof, subject to no prior lien or option or any agreement purporting to grant to any third party a prior lien on the Escrow Interests.

           (c) The Pledgor covenant that they will not sell, assign, transfer, exchange or otherwise dispose of, or grant any option with respect to any of the Escrow Interests, nor will it create, incur or permit to exist any lien with respect of any of the Collateral, any interest therein or any proceeds thereof (except for the liens created by this Agreement).


           3. PROTECTION OF THE SHARES. Pledgor shall defend the title to the Escrow Interests against all claims and demands whatsoever. Pledgor shall not sell, exchange, assign, transfer or otherwise dispose of the Escrow Interests, and shall not pledge, encumber, hypothecate, mortgage, create a lien on or security interest in the Escrow Interests, without the prior written consent of Pledgee in each instance.

           In the event that during the term of this Agreement any dividend, reclassification, readjustment or other change is declared or made in the capital structure of any of the entities comprising the Company, all new, substituted and additional Escrow Interests or other securities issued by reason of any such change immediately shall be assigned and delivered by Pledgor to Pledgee and shall be held by Pledgee pursuant to this Agreement.



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           In the event that during the term of this Agreement any warrants or other rights or options shall be issued in connection with the Escrow Interests, such warrants, rights and options immediately shall be assigned and delivered by Pledgor to Pledgee and shall be held by Pledgee pursuant to this Agreement.

           4. DEFAULT. The occurrence of any one or more of the following events (hereinafter referred to as "Events of Default") shall constitute a default hereunder:

           (a) Purchasers failure to make timely payments of any amounts due or delivery of any consideration due under the SPA, including the SPA Obligation in accordance with the terms of the SPA.

           (b) The sale or other transfer of more than twenty five (25%) of the assets or the Ownership Interests of any entity comprising the Company, in a single transaction or a series or related or unrelated transactions.

           (c) If any representation, warranty or other statement of fact herein or in any writing, certificate, report or statement at any time furnished to Pledgee pursuant to or in connection with this Agreement or the SPA Obligation shall be false or misleading in any material respect; or

           (d) If the Pledgor or any affiliate, subsidiary or associate of the Pledgor (a "Pledgor Party") shall: admit in writing its inability to pay its debts generally as they become due; file a petition for relief under the bankruptcy laws or a petition to take advantage of any insolvency act; make an assignment for the benefit of creditors; commence a proceeding for the appointment of a receiver, trustee, liquidator or conservator of itself or the whole or any substantial part of its property; file a petition or answer seeking reorganization or arrangement or similar relief under the Federal Bankruptcy Laws or any other applicable law or statute of the United States or any State; or if any Pledgor Party shall be adjudged a bankrupt or insolvent, or a court of competent jurisdiction shall enter any order, judgment or decree appointing a receiver, trustee, liquidator or conservator of any Pledgor Party or of the whole or any substantial part of the property of any Pledgor Party or approves a petition filed against any Pledgor Party, including itself, any Pledgor seeking reorganization or similar relief under the Federal Bankruptcy Laws or any other applicable law or statute of the United States or any State.



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           (e) Purchaser's failure to observe or perform any obligation, covenant, term or provision, required to be observed or performed by Purchaser when, and in the manner required, pursuant to the SPA.

           5. RIGHTS AND REMEDIES. Each Pledgee shall have all rights and remedies provided by the Uniform Commercial Code in effect in the State of New York on the date hereof or at his option may retain a percentage of the Escrow Interest equal to its Ownership Interest.

           6. ESCROW AGENT. The parties hereto hereby appoint and designate Scott Reid, as the Escrow Agent under this Agreement, and Scott Reid, hereby accepts his designation as Escrow Agent hereunder. All parties hereto acknowledge that Scott Reid has served as counsel to the Sellers and acknowledge that he may continue in that capacity following the date hereof.

           7. DEPOSIT OF ESCROW SHARES. Purchasers hereby pledge and deposit with the Escrow Agent for the benefit of each Seller, and the Escrow Agent hereby acknowledges receipt of endorsed negotiable stock certificates, endorsed in blank (or accompanied by a blank stock power), being shares of the capital stock of each entity comprising the Company ( the "Escrow Interests") as set forth in the whereas clause(s) of the SPA.

           8. DELIVERY. The Escrow Agent will hold the Escrow Interests in his possession until authorized hereunder to deliver same upon the happening of the following events:

           (a) Upon Purchaser making all the payments due to the Seller under the SPA, the Escrow Agent will deliver the Escrow Interests to the Purchaser, duly endorsed for transfer and free and clear of any security interest of any Seller therein. As evidence of such payments, the Escrow Agent shall rely conclusively upon either (i) a written notification to such effect by Seller, or (ii) the exhibition by Purchasers of cancelled checks or written receipts evidencing full payment of the amounts due. The parties acknowledge that no periodic distribution of the Escrow Interests to Purchasers is intended.

           (b) Upon the occurrence of any of the events of default listed in Paragraph "4" of this Agreement, any person constituting a Seller shall deliver to the Escrow Agent, a written notice indicating the nature of such default ("Default Notice") which shall contain (i) an affidavit, sworn to by such person, stating that Purchaser has defaulted, with specific reference to the date or dates of default; and (ii) direction to the Escrow Agent to return all of such Seller's Escrow Interests to that Seller.

           (c) Upon receipt by the Escrow Agent of the Default Notice, the Escrow Agent shall forthwith notify Purchasers' of such receipt. If Purchasers' claim that no such default has occurred and the event of default set forth in the Default Notice is the nonpayment of amounts




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           due or delivery of Buyer Shares under the SPA Obligation, Purchasers must, within ten (10) days after receipt of such notice from the Escrow Agent, exhibit to the Escrow Agent cancelled checks or written receipts evidencing payment of such alleged defaulted payments or delivery and receipt of any such shares. If no controverting affidavit or other evidence of payment is received by Escrow Agent from Purchaser within such ten (10) day period and if such Seller has complied with all the requirements of subparagraph "(b)" above, the Escrow Agent shall return all of the Escrow Interests to all Sellers with and pursuant to the direction given by such Seller in his Default Notice to Escrow Agent. If the event of default set forth in the Default Notice is a default other than the nonpayment of amounts due under the SPA Obligation, Purchasers shall, within the same ten
           (10) day period set forth above, exhibit to the Escrow Agent evidence or an affidavit controverting the allegation of default.

           (d) At such time of receipt of Notice of Default, Purchaser's beneficial ownership and right to exercise and enjoy rights of ownership of the Escrow Interests shall cease.

           9. SHAREHOLDER AND MEMBER RIGHTS. During the term of this Agreement, Purchasers shall be the beneficial owners of and exercise and enjoy all rights and incidents of ownership with respect to the respective Escrow Interests, including the right to vote such interests, and the right to all income and distributions with respect thereto until the Escrow Agent and Purchasers shall have received a Notice of Default from Seller directing the Escrow Agent to deliver the Escrow Interests to Seller.

           10. ESCROW EXPENSES. Purchasers and Sellers agree to each reimburse the Escrow Agent for 1/2 of all reasonable attorney fees, expenses, disbursements and advances incurred or made by the Escrow Agent in performance of his duties hereunder.

           11. RESIGNATION OF ESCROW AGENT. The Escrow Agent may resign as such at any time by giving written notice thereof to Purchasers and Seller or their legal representatives. Upon such notice, a successor Escrow Agent shall be appointed upon unanimous consent of the parties. If the parties are unable to agree upon a successor Escrow Agent within thirty (30) days after such notice, the Escrow Agent shall designate any bank or trust company in New York State as his successor. In the event any such designee fails to accept such appointment, the Escrow Agent shall be entitled to appoint his successor. The Escrow Agent shall continue to serve until his successor accepts the escrow and receives the Escrow Interests. The parties shall have the right at any time upon unanimous consent to substitute a new Escrow Agent by giving written notice thereof to the Escrow Agent then acting.

           12. LIABILITY OF ESCROW AGENT. The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in acting or refraining from action on any instrument or signature believed by him to be genuine and to have been signed or presented by the proper party or parties duly authorized to do so. The Escrow Agent shall have no responsibility for the contents of any writing contemplated



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herein and may rely without liability upon the contents thereof. The Escrow
Agent shall not be liable for any obligation taken or omitted by him in good faith and believed by him to be authorized hereby, nor for action taken or omitted by him in accordance with advice of counsel, and shall not be liable for any mistake of fact or error of judgment or for any acts or omissions of any kind unless caused by willful misconduct or gross negligence. Each party agrees to indemnify the Escrow Agent and hold him harmless against any and all liabilities incurred by him hereunder as a consequence of such party's action, and the parties agree jointly to indemnify the Escrow Agent and hold him harmless against any and all liabilities incurred by him hereunder which are not a consequence of any party's action, except in either case for the Escrow Agent's own willful misconduct or gross negligence.

         13. DISPUTE. It is understood and agreed that if any dispute arises with respect to the delivery and/or ownership or right of possession of the Escrow Interests, or the facts upon which such determinations are based, or the duties of the Escrow Agent hereunder, the Escrow Agent, at his sole option, is authorized and directed to elect to either:

           (a) retain in his possession, without liability to anyone, all or any part of the Escrow Interests until such dispute shall have been settled, either by mutual agreement of the parties concerned (evidenced by appropriate instructions in writing to the Escrow Agent, signed by all of the parties) or by binding arbitration, or by a final order, decree, or judgment of a court of competent jurisdiction in the State of New York (the time for appeal having expired and no appeal having been perfected), all costs and expenses of which shall be paid by the parties, but the Escrow Agent shall be under no duty whatsoever to institute or defend any such proceedings; or

           (b) commence an action in the nature of an inter-pleader and seek to deposit the Escrow Interests in the Supreme Court, County of Albany, State of New York, and the remaining parties hereto shall be thereupon permitted to pursue their remedies and claims, and resolve their disputes, in such court.

           14. NOTICES. Any notice or other communication required to be given under this Agreement shall be given in writing and delivered personally or by certified or registered mail, return receipt requested, to the last known address of the party to whom it is directed. Notice shall be deemed given if personally served, on the date of its actual receipt, and, if given by certified or registered mail, on the date of its mailing.

           15. BENEFIT. This Agreement shall be binding upon and shall inure to the benefit of the legal representatives, heirs, assigns and successors of the respective parties.

           16. GOVERNING LAW. This Agreement shall be governed under the laws of the State of New York.



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           17. MODIFICATION AND WAIVER. No modification or waiver of any provision of this Agreement, and no consent by Pledgee to any breach thereof by Pledgor, shall be effective unless such modification or waiver shall be in writing and signed by Pledgee, and the same shall then be effective only for the period and on the conditions and for the specific instances and purposes specified in such writing. No course of dealing between Pledgor and Pledgee in exercising any rights or remedies hereunder shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder.

           18. UNCONDITIONAL OBLIGATIONS: The obligations and liabilities of the Pledgor hereunder shall not be conditioned or contingent upon the pursuit by the Pledgee or any other person at anytime of any right or remedy against any other person that may be or become liable in respect of all or any part of the obligations under the SPA Obligation or against any collateral security or guaranty therefore or right of offset with respect thereto. This Pledge Agreement shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Pledgor until all of the obligations under the SPA Obligation have been fully satisfied.

         19. FURTHER ASSURANCES: The Pledgor agrees that at any time and from time to time, on the written request of the Pledgee, the Pledgor will execute and deliver such further documents and do such further acts and things as the Pledgee may reasonably request in order to effectuate the purposes of this Agreement. All terms used herein that are not defined herein but are defined in the SPA shall have that meaning ascribed to such term in the SPA.

The foregoing is established by the following signatures of the parties.






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                  IN WITNESS WHEREOF, the parties hereto have duly executed this
Agreement on the date first above written.


                                          UNIVERSAL EXPRESS, INC.


                                          -----------------------------
                                          By:
                                          Its:
/s/CARMEN B. LEFEBVRE
-------------------------------
Carmen B. Lefebvre


/S/ MARK LEFEBVRE
-------------------------------
Mark Lefebvre


/S/ SCOTT LEFEBVRE
-------------------------------
Scott Lefebvre


-------------------------------
Edmund Lefebvre


/S/ PAUL GAP
------------------
Paul Gap


/S/ ROBERT J. SLACK
-------------------------------
Robert J. Slack



                                        ------------------------------------
                                        Escrow Agent


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